Exhibit 99.1
Selective Insurance Group, Inc.

Keefe, Bruyette & Woods
2008 Insurance Conference

September 4, 2008

 Certain statements in this report, including information incorporated by reference, are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 (“PSLRA”).
 The PSLRA provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of
 1934 for forward-looking statements. These statements relate to our intentions, beliefs, projections, estimations or forecasts of future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, or performance to be materially different from those expressed or implied by the forward-
 looking statements. In some cases, you can identify forward-looking statements by use of words such as
 "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "target," "project," "intend,"
 "believe," "estimate," "predict," "potential," "pro forma," "seek," "likely" or "continue" or other comparable terminology. These statements are only predictions, and we can give no assurance that such expectations will prove to be correct. We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
 Factors, that could cause our actual results to differ materially from those projected, forecasted or estimated by us in forward-looking statements are discussed in further detail in Selective’s public filings with the United States Securities and Exchange Commission. These risk factors may not be exhaustive.
 We operate in a continually changing business environment, and new risk factors emerge from time-to-
 time. We can neither predict such new risk factors nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied in any forward-looking statements in this report. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this report might not occur.
Forward Looking Statement

• Strong market position
 – 22-state super-regional
 – $1.6B NPW
 • 87% commercial lines
 • 13% personal lines
• Distribution partner with 920
 independent agents
• High-Tech, High-Touch™ Business
 Model
• History of financial strength
 – “A+” AM Best rated for 47 years
• Focus on shareholders
MN
IA
MO
WI
IL
IN
KY
MI
MI
NC
PA
NY
NJ
DE
CT
MA
TN
Selective Profile

Long-Term Shareholder Value Creation

High Tech - High Touch™ Business Model
Significant Competitive Advantage
• Industry leading technology
 – Predictive Modeling - cycle management tool
 • Fully integrated into underwriting - both new and renewal
 • “Insurers who don’t master both the art and science of predictive technology are at risk of falling behind their competitors.” - Frank Coyne, CEO, ISO
 – One & Done small business systems
 • Automated template underwriting
 • Lower expense and loss ratios
 – Award winning xSELerate product

High Tech - High Touch™ Business Model
*Agents with Selective for 5 years or more.
Significant Competitive Advantage
• 350 field personnel
 – 100 agency management specialists -- strong technical decision makers
 – 165 claims management specialists with multi-line experience
 – 75 safety management specialists with 20+ years experience and 71%
 industry credentialed
• Provide services other carriers don’t
 – Hiring producers through CIB programs
 – Sales training for producers
• Relationships drive agency penetration
 – #1, 2 or 3 in 68%* of agents offices
 – $1.8 million NPW per agent

Disciplined Reserving Practices
• Strong actuarial department
 – 8 fellows, 7 associates
 – Responsible for budgeting and planning
• Detailed actuarial reviews quarterly
• Monthly and quarterly controls and
 monitoring
• Minimal environmental & asbestos exposure
• Carried reserves at 57th percentile of range

Percentages are net of tax, reinsurance & reinstatement premium
RMS data as of 6/30/07; Equity data as of 6/30/08
% of Equity at Risk
CAT cover: $310M in excess of $40M
RMS Model
Strong Natural Catastrophe Program

11.6% ROE generated by investment portfolio
$3.7B Invested Assets
as of June 30, 2008
Conservative Investment Portfolio

Carefully Monitoring Credit Quality
• RMBS & RABS -- $421M
 – 95% rated “AAA”
 – $56M at less than 85% of amortized cost
• CMBS -- $275M
 – 85% rated “AAA”
 –  8% rated “AA”
 – $26M at less than 85% of amortized cost
• Municipal Fixed Income Portfolio - $1.7B
 – Average rating “AA+” including insurance enhancement
 – Average rating “AA” excluding insurance enhancement
 – 50% of portfolio insurance enhanced
 – None at less than 85% of amortized cost

14% 5-year CAGR in statutory surplus
High Quality Capital
• Premium to surplus: 1.5x
• Debt to total capitalization:
 – Total: 21.2%
 – Adjusted: 15.3%
• Weighted average life of debt: 36 years
• Weighted average cost of capital: 9.8%

18.9%
26.0%
82.8%
Annual Earnings
($ in Millions)
Dividends paid
Share Repurchase
Capital Returned to Shareholders
116.0%
25.2%
YTD 2008 1.8M shares repurchased for $40.5M
Proactive Capital Management

Cycle Management

What will be the catalyst for cycle turn?
Industry Conditions Challenging

Positioned for long-term out-performance
Responding to Current Industry Conditions
• Expense management
• Underwriting tools through Knowledge Management
• Improving personal lines
• Generating profitable growth opportunities
• Leveraging agency relationships

Managing Expenses through Cycle
• Workforce reduced
 – Restructuring announced in January 2008 with $7 million
 annualized pre-tax savings
• Commission structure changes effective July 1
 – $7 million annualized pre-tax savings
• Re-domestication of two insurance subsidiaries to
 Indiana
 – $2 million annualized pre-tax savings
• Small business growth through One & Done system
 – 23% marginal expense ratio

Knowledge Management
• Information and analytics delivered through Knowledge
 Management
• Pricing precision through predictive modeling
 – Commercial lines models: workers compensation, BOP, CPP and commercial auto
 – MATRIX® for personal lines: auto and homeowners

	Operating Return on Equity
% C/L Book	New (%)	Renewal (%)	Total (%)
Worst 5% (1 Diamond)	(18.6)	(43.3)	(38.7)
Best 95%	11.5	16.9	15.6
Total Commercial	10.6	14.5	13.6
The Power of Predictive Modeling
• Commercial lines business performance

Percent of Total Premium Diamond Distribution*
WC, BOP, CPP, CA
*For lines <$50,000
Quality of New Business

2 Year, 7 point combined ratio improvement goal achieved
Note: Booked accident year combined ratios
7.8 points
Workers Compensation Success

Multi-faceted Personal Lines Improvement Plan
• Competitive pricing through MATRIX®
 – Auto rolled out Aug 2006
 – Homeowners rolled out Jan 2008
• Price increases totaling
 – NJ Auto +13.7%
 – Non-NJ Auto +6.1%
 – NJ Homeowners +5%
• Shift in mix of business
• Property results
 – Inspection program in key markets

22
Profitable Growth Opportunities
• Entered MA and TN: $8.5 billion commercial lines premium potential
• One & Done small business opportunities
 – 400+ classes and growing
 – New business up 16% for 2008 YTD
• 265 new agents appointed since 2005

Leveraging Excellent Agent Relationships
• Field model with front-line decision-making authority
• Superior claims service
• Access to management team
• Competitive products and programs through Strategic
 Business Units
• Technology designed in partnership with agents
• Granular pricing capability through predictive modeling

Agents rate us 8.9 for overall service levels for second consecutive year
Jerry Niewiek, Principal
Berends, Hendricks, Stuit Insurance
Grandville, Michigan
Agents Get What They Need from Selective

Selective Insurance Group, Inc.

Keefe, Bruyette & Woods
2008 Insurance Conference

September 4, 2008